                             ARCO CHEMICAL COMPANY

                                  SUBSIDIARIES


                                                                      JURISDICTION
           NAME                               ENTITY                  OF FORMATION
           ----                         -------------------           ------------
ARCO Chemie Nederland, Ltd.             corporation                     Delaware
ARCO Chimie France SNC                  partnership                     France
POSM II Limited Partnership, L.P.       limited partnership             Delaware
ARCO Chemical Delaware Company          corporation                     Delaware
ARCO Chemical Technology, L.P.          limited partnership             Delaware
The Meadows Corporation                 corporation                     Delaware

The subsidiaries whose names are not listed above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the company.

                                   EXHIBIT 21